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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                                JANUARY 23, 2001
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                Date of Report (Date of earliest event reported)


                           NETSOL INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


         333-28861                                        95-4627685
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(Commission File Number)                      (IRS Employer Identification No.)


               24025 PARK SORRENTO, SUITE 220, CALABASAS, CA 91302
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                    (Address of principal executive offices)

         Registrants telephone number, including area code:   (818) 222-9195
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ITEM 5.  OTHER EVENTS

On or about January 8, 2001, NetSol International, Inc. (the "Company") entered into an agreement for equity financing with Knight Trading Group Inc.'s subsidiary, Deephaven Capital Management ("Deephaven"). The initial investment by Deephaven is for two million dollars paid in two traunchs. The first traunch consists of Deephaven purchasing 180,043 shares of common stock of the Company for one million dollars at a price of $5.55 per share and 54,013 warrants with an exercise price of $6.94 for a period of five years. The second traunch in the amount of one million is to be paid to the Company by February 8, 2001. The price per share investment shall be determined at a later time. Jesup and Lamont Securities, an investment-banking firm based in New York, led the financing. The Company will use the money received to accelerate growth through strengthening and expanding its technology infrastructure and business development.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Exhibits.

       None.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 19, 2001               NetSol International, Inc.


                                       By: /s/ Najeeb Ghauri
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                                              Najeeb Ghauri
                                       Its:  CEO